Exhibit 21
HARRIS CORPORATION
SUBSIDIARIES AS OF AUGUST 28, 2009
(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

State or Other
Name of Subsidiary	Jurisdiction of Incorporation
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Australia Pty. Limited	Australia
Harris BG-COM International Communications LLC	Hungary
Harris (Beijing) Communications Technology Co., Ltd.	China
Harris Broadcast Communications France S.A.R.L	France
Harris Canada Holdings Inc.	Canada
Harris Canada, Inc.	Canada
Harris Canada Systems, Inc.	Canada
Harris Cayman Ltd.	Cayman Is.
Harris Communication (Netherlands) B.V.	United Kingdom
Harris Communication Systems (Ireland) Limited	Ireland
Harris Communications Austria GmbH	Austria
Harris Communications CIS Limited Liability Company	Russia
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications International India Private Limited	India
Harris Communications Limited	Hong Kong
Harris Communications YK	Japan
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris International, Inc.	Delaware
Harris International de Argentina S.R.L.	Argentina
Harris International Chile Limitada	Chile
Harris International de Mexico S. de R.L. de C.V.	Mexico
Harris IT Services Corporation	Maryland
Harris Pension Management Limited	United Kingdom
Harris S.A.	Belgium
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty. Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Soluções em Comunicação do Brasil Ltda.	Brazil
Harris Systems Limited	United Kingdom
Harris Wireless Ireland Limited	Ireland
510284 N.B. Inc.	Canada
American Coastal Insurance Ltd.	Bermuda
Crucial Security, Inc.	Delaware
Digital Automation (Canada) Limited	Canada
Eagle Technology, Inc.	Delaware
Encoda Systems de Mexico S.A. de C.V.	Mexico
HAL Technologies, Inc.	Delaware
Leitch Asia Limited	Hong Kong
Leitch do Brasil Technologia e Comercio Limitada	Brazil
M/A-COM Polska Sp. z.o.o.*	Poland
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Pine Valley Investments, Inc.	Delaware
Question d’Image S.A.S.	France
SARL Assured Communications	Algeria
Viewbridge, Inc.*	California

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.